Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT

                                 CLASS I SHARES

         This Agreement is made as of May 1, 1995, between Neuberger Berman Advisers Management Trust, a Delaware business trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation (the "Distributor"), as amended and restated on January 1, 1999, and May 1, 2002.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, management investment company and has established several separate series of shares of beneficial interest ("Shares"), with each series having its own assets, liabilities and investment policies;

         WHEREAS, the series issue and sell or propose to issue and sell their Shares to separate accounts of life insurance companies ("Life Companies") to serve as investment vehicles for variable annuities and/or variable life contracts issued by such Life Companies ("Variable Contracts") and may issue and sell their Shares to such other persons who may purchase under Treasury Regulation ss.1.817-5, which may include, among others, qualified pension and retirement plans ("Qualified Plans");

         WHEREAS, certain of the series intend to issue Shares of a class designated as Class I; and

         WHEREAS, the Trust desires to retain the Distributor to furnish certain distribution services with respect to each series listed in Schedule A attached hereto, (each such series a "Portfolio"); and with respect to Class I of such other series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Portfolio" shall refer to each Portfolio which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Portfolio shall be made or taken by the Trust on behalf of the Portfolio and "Shares" shall refer to Class I Shares of a Portfolio), and the Distributor is willing to furnish such services,

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

                  1. The Trust hereby appoints the Distributor as agent to sell the Shares to separate accounts of Life Companies, to Qualified Plans, and such other persons as may be permitted by law, and the Distributor hereby accepts such appointment. All sales by the Distributor shall be expressly subject to acceptance by the Trust, acting on behalf of the Portfolio.

                  2. (a) The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value ("NAV") thereof as described in
Section 3 hereof, and (ii) the Portfolio shall receive 100% of such NAV.

                     (b) The Shares may be sold in accordance with the following: fund participation or other agreements between the Trust, the Distributor, and the Life Companies;

agreements between the Trust or the Distributor and Qualified Plans or the Trustees of such plans; and agreements with other financial intermediaries. The Shares may also be offered directly to persons eligible to purchase the Shares.

                     (c) The Distributor can use any of the officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this agreement.

                  3. The Trust agrees to supply to the Distributor, promptly after the time or times at which NAV is determined, on each day on which NAV is determined as provided in the then-current Prospectus and/or Statement of Additional Information ("SAI") of the pertinent Portfolio (each such day a "business day"), a statement of the NAV of each Portfolio, having been determined in the manner set forth in the then-current Prospectus and/or SAI of the pertinent Portfolio. Each determination of NAV shall take effect as of such time or times on each business day as set forth in the then-current Prospectus and/or SAI of the pertinent Portfolio, and shall prevail until the time as of which the next determination is made.

                  4. Upon receipt by the Trust at its principal place of business of an order from the Distributor, the Trust shall, if it elects to accept such order, as promptly as practicable, cause the Shares purchased by such order to be delivered in such amounts and in such names as the Distributor shall specify or as agreed upon in a fund participation agreement or other agreement with a Life Company or other offeree, against payment therefor in such manner as may be acceptable to the Trust or as agreed upon in a fund participation agreement or other agreement with a Life Company or other offeree. The Trust may, in its discretion, refuse to accept any order for the purchase of Shares that the Distributor may tender to it.

                  5. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sale or arranging for the sale of Shares of any Portfolio, to provide only such information and to make only such statements or representations as are contained in the Portfolio's then-current Prospectus and SAI or in such financial and other statements furnished to the Distributor pursuant to the next paragraph or as may properly be included in sales literature or advertisements in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and applicable rules of self-regulatory organizations. Neither the Trust nor any Portfolio shall be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence.

                     (b) Each Portfolio shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all of its financial statements and a signed copy of each report prepared for it by its independent auditors, and shall cooperate fully in the efforts of the Distributor to negotiate and sell Shares of such Portfolio and in the Distributor's performance of all its duties under this Agreement.

                  6. The Distributor, as agent of each Portfolio and for the account and risk of each Portfolio, is authorized, subject to the direction of the Trust, to accept orders to redeem outstanding Shares of such Portfolio when properly tendered by shareholders pursuant to the redemption right granted to such Portfolio's shareholders by the Trust Instrument of the Trust, as from time to time in effect, at a redemption price equal to the NAV per Share of such Portfolio next determined after proper tender and acceptance, subject to any fees on redeemed Shares that are described in the then-current Prospectus and/or SAI of the pertinent Portfolio, or as agreed upon in a fund participation agreement or other agreement with a Life Company or other offeree. The Trust has delivered to the Distributor a copy of the Trust's Trust Instrument as currently in effect and agrees to deliver to the Distributor any amendments thereto promptly upon filing thereof with the Office of the Secretary of State of the State of Delaware.

                  7. The Distributor shall assume and pay or reimburse each Portfolio for the following expenses of such Portfolio: (i) costs of printing and distributing reports, prospectuses and SAIs for other than existing Shareholders used in connection with the sale or offering of the Portfolios' Shares; and (ii) costs of preparing, printing and distributing all advertising and sales literature relating to such Portfolio printed at the instruction of the Distributor.

                  8. The Distributor shall pay all of its own costs and expenses connected with the sale of Shares. The Distributor may, at its sole discretion and at its expense, but shall not be required to, provide and obtain such administrative and shareholder services for Class I of each Portfolio as Distributor deems appropriate, which may include services to Life Companies and/or Variable Contract Owners.

                  9. Each Portfolio shall maintain a currently effective Registration Statement on Form N-1A with respect to such Portfolio and shall file with the Securities and Exchange Commission (the "SEC") such reports and other documents as may be required under the 1933 Act and the 1940 Act, or the rules and regulations of the SEC thereunder.

                  Each Portfolio represents and warrants that the Registration Statement, post-effective amendments, Prospectus and SAI (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) of such Portfolio shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to Section 5(b) hereof, shall be true and correct in all material respects.

                  10. (a) This Agreement shall become effective with respect to a Portfolio on the date indicated in Schedule A and, unless sooner terminated as herein provided, this Agreement shall remain in effect to the date two years after execution, unless renewed as hereinafter provided prior to that date, and may be continued from year to year thereafter; provided, that such continuance shall be specifically approved each year by the Trustees or by a majority of the outstanding voting securities of the Portfolio, and in either case, also by a majority of the Trustees who are not interested persons of the Trust or the Distributor ("Disinterested Trustees"). This Agreement may be amended as to any Portfolio with the approval of the Trustees or of a majority of the outstanding voting securities of such Portfolio; provided, that in either case, such amendment also shall be approved by a majority of the Disinterested Trustees.

                       (b) Either party may terminate this Agreement without the payment of any penalty, upon not more than sixty days' nor less than thirty days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party; provided, that in the case of termination by any Portfolio, such action shall have been authorized (i) by resolution of the Trustees, or (ii) by vote of a majority of the outstanding voting securities of such Portfolio, or (iii) by written consent of a majority of the Disinterested Trustees.

                       (c) This Agreement shall automatically terminate upon its "assignment" by the Distributor.

                       (d) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, by rules, regulations, orders, or interpretations of the SEC. Specifically, the terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities", as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 10(d). Any such interpretation or clarification shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulation, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

                        No term or provision of this Agreement shall be construed to require the Distributor to provide distribution services to any series of the Trust other than the Portfolios listed in Schedule A, or to require Class I or any Portfolio to pay any compensation or expenses that are properly allocable, in a manner approved by the Trustees, to a class or series of the Trust other than Class I or such Portfolio.

                        (e) This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                        (f) This Agreement is made by the Trust solely with respect to Class I of the Portfolio, and the obligations created hereby bind only assets belonging to Class I of that Portfolio.

                  11. The Distributor shall look only to the assets of Class I of a Portfolio for the performance of this Agreement by the Trust on behalf of such Portfolio, and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals.

Attest:                               NEUBERGER BERMAN
                                      ADVISERS MANAGEMENT TRUST



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Secretary                             By:
                                      Title:

Attest:                               NEUBERGER BERMAN
                                      MANAGEMENT INC.



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Secretary                             By:
                                      Title:

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A


SERIES                                        DATE ADDED TO AGREEMENT
------                                        -----------------------

Liquid Asset Portfolio                               May 1, 1995
Limited Maturity Bond Portfolio                      May 1, 1995
Balanced Portfolio                                   May 1, 1995
Partners Portfolio                                   May 1, 1995
Growth Portfolio                                     May 1, 1995
Guardian Portfolio (Class I)                         October 15, 1997
Mid-Cap Growth Portfolio                             October 15, 1997
Socially Responsive Portfolio                        August 19, 1998
Regency Portfolio                                    May 1, 2001